EXHIBIT 99.1

PRESS RELEASE

EMCORE Consolidates Terrestrial Concentrating Photovoltaics (CPV) Business into its Joint Venture, Suncore Photovoltaics

Albuquerque, New Mexico, August 6, 2012 - EMCORE Corporation (NASDAQ: EMKR), a leading provider of compound semiconductor-based components and subsystems for the fiber optic and solar power markets, announced today that it has entered into a definitive agreement, subject to closing conditions, to consolidate its terrestrial concentrating photovoltaics (CPV) system engineering and development efforts into its joint venture, Suncore Photovoltaics.

EMCORE has engaged in research, development, and manufacturing of solar concentrator photovoltaics technology and products since 2005. The Company has been providing terrestrial CPV solar cells, receiver assemblies, and complete turn-key CPV systems to the market for both grid-tied utility applications and commercial rooftop solar power applications. In late 2010, EMCORE formed its joint venture, Suncore Photovoltaics, with San'an Optoelectronics Co, Ltd., to engage in high-volume manufacturing and business development in China.

In order to streamline the development and engineering effort for CPV systems, EMCORE and Suncore have entered into a definitive agreement to consolidate intellectual property and development efforts for both ground mount and rooftop terrestrial CPV products, including key engineering, and sales and marketing personnel, to a wholly-owned subsidiary of Suncore in the United States. Suncore's subsidiary will fund all ongoing R&D, marketing, sales and business development related to terrestrial CPV systems. EMCORE will continue to own all of its intellectual property related to solar cell technology and maintain investment activities to advance CPV cell performance to serve a broader customer base within the CPV industry.

“This announcement will allow EMCORE to focus its efforts on our core competency of multi-junction solar cell technology for both space and terrestrial power applications,” commented Christopher Larocca, EMCORE's Chief Operating Officer. “Moving forward, EMCORE will continue to support Suncore through supply of advanced CPV solar cell products and maintain its presence in the terrestrial CPV Systems market through our ownership in Suncore.”

“This transaction provides Suncore with strong research and development capability on top of the existing world-class, low-cost and high-volume manufacturing infrastructure, and allows Suncore to quickly respond to its customers' need in today's fast-changing solar energy market,” said Dr. Charlie Wang, General Manager of Suncore Photovoltaics. “With our strong IP portfolio, solid financial status, and high volume manufacturing capacity, Suncore is now ready to serve the worldwide renewable energy industry with state-of-the-art CPV products and technology.”
EMCORE employees who are currently engaging in product and business development for terrestrial CPV will be transferred to Suncore. EMCORE's Executive Vice President, Dr. Charlie Wang, will also be joining Suncore, continuing to serve as its General Manager on a full-time basis upon the closing of this transaction.

About EMCORE
EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the fiber optics and solar power markets. EMCORE's Fiber Optics business segment provides optical components, subsystems and systems for high-speed telecommunications, Cable Television (CATV) and Fiber-To-The-Premise (FTTP) networks, as well as products for satellite communications, video transport and specialty photonics technologies for defense and homeland security applications. EMCORE's Solar Photovoltaics business segment provides products for both space and terrestrial solar power applications. For space applications, EMCORE offers high-efficiency multi-junction solar cells, Covered Interconnect Cells (CICs) and complete satellite solar panels. For terrestrial applications, EMCORE offers a broad portfolio of Concentrator Photovoltaic (CPV) multi-junction solar cells and components, as well as commercial rooftop solar concentrator systems. For further information about EMCORE, visit http://www.emcore.com.

Forward-looking statements:
This release contains forward−looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward−looking statements regarding the asset sale transaction contemplated by the Company's agreement with Suncore Photovoltaics, and the Company's future prospects. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward−looking statements, including, without limitation, risks relating to the likelihood of consummating the transaction with Suncore Photovoltaics, risks related to our ability to profitably grow our company, and other risks detailed in our filings with the SEC, including those detailed in EMCORE's Annual Report on Form 10-K under the caption “Risk Factors,” as updated by EMCORE's subsequent filings with the SEC, all of which are available at the SEC's website at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. EMCORE Corporation does not intend, and disclaims any obligation, to update any forward−looking information contained in this release or with respect to the announcements described herein.

Contact:
EMCORE Corporation
Mark Weinswig
Chief Financial Officer
mark_wenswig@emcore.com

Investor
TTC Group
Victor Allgeier
(646) 290-6400
vic@ttcominc.com